EXHIBIT 10.1

IN THE UNITED STATES DISTRICT CIRCUIT

FOR THE SOUTHERN DISTRICT OF FLORIDA

BARPOINT.COM, INC.,	)
)
Plaintiff,	)
)
vs.	)	Case No. 03-60943-CIV-
PRICEGRABBER.COM, LLC and	)	COOKE/MCALILEY
PRICEGRABBER.COM, INC.,	)
)
Defendants.	)

SETTLEMENT AND GENERAL RELEASE AGREEMENT

THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT is entered into on the one part by BarPoint.com, Inc. (as further defined herein) and on the other part by PriceGrabber.com, LLC and PriceGrabber.com, Inc. (as further defined herein):

WHEREAS BARPOINT.COM, INC. ("Barpoint" as further defined herein) is the presumptive assignee of U.S. Patent No. 6,430,554 issued on August 2, 2002 from U.S. patent application serial no. 09/806,723, claiming priority from PCT/US00/01885 and U.S. provisional patent application serial no. 60/118,051, and titled "Interactive System for Investigating Products On a Network" (the "'554 Patent'');

WHEREAS PRICEGRABBER.COM, LLC and PRICEGRABBER.COM, INC. (together. "PriceGrabber" as further defined herein) have owned and operated or currently own and are operating Internet websites including, without limitation, the URLs "www.pricegrabber.com"; "www.preciomania.com"; "www.precomania.com": "ca.pricegrabber.com"; "uk.pricegrabber.com," "www.atpgw.com"and "bottomdollar.com" (and any and all successor URLs);

WHEREAS BarPoint has alleged that PriceGrabber has infringed the '554 Patent by its offering of the Services in the litigation styled BarPoint.com, Inc. v. PriceGrabber.com, LLC and PriceGrabber.com, Inc. originally filed in the United States District Court for the Southern District of Florida, Case No. 03-60943-CIV-Cooke/MeAliley on May 23, 2003 (the "Litigation", as further defined herein);

WHEREAS PriceGrabber has licensed or is currently licensing, or has agreements with respect to, its Services to/with Persons, including but in no way limited to those Persons listed in Appendix A attached hereto, and anticipates licensing its Services to, and/or entering into agreements with, other Persons in the future (collectively the "Partners" as further defined herein); and

WHEREAS BarPoint and PriceGrabber (collectively the "Parties" and individually and respectively the "Party") wish to amicably settle all current and potential disputes among them.

NOW THEREFORE, in consideration of this settlement and the dismissal with prejudice of all claims and counterclaims in the Litigation (as defined below), the receipt of which is hereby acknowledged, each Party agrees to be legally bound by the terms of this Settlement and General Release Agreement as follows:

DEFINITIONS

The following definitions apply to the stated terms as used in this Settlement and General Release Agreement:

a. "Agreement" means this Settlement and General Release Agreement, and all exhibits attached, including Appendix A;

b. "All Claims" means all claims, demands, judgments and causes of action, known or unknown, for all existing and future damages and remedies that have been, brought or that could have been brought or could be brought by or on behalf of BarPoint and/or PriceGrabber in any court, tribunal or forum worldwide with the exception of any claims arising out of a breach by a Party of the terms of the Cobrand Agreement, the Proposed Confidentiality Stipulation or the confidentiality requirement of the Mediated Settlement Agreement. Under this definition, All Claims includes, but is not limited to, all judgments, claims, rights, demands, lawsuits, actions, cross-actions, liabilities, damages, expenses, attorneys' fees, costs, remedies and compensation of any nature worldwide, whether in tort or in contract, or based upon any wrongful or intentional act, fraud or misrepresentation, breach of duty or common law, or arising under or by virtue of  any judicial decision, statute or regulations, and for all other losses and damages any judicial decision, statute or regulations, and for all other losses and damages of any kind, INCLUDING BUT NOT LIMITED to the following: all actual damages; all exemplary punitive, special, incidental damages; all penalties of any kind, including, WITHOUT LIMITATION, any statutory or other penalties or liabilities; tax liability; damage to physical or mental health; business reputation; lost earnings, profits or goodwill; consequential damages; damages ensuing from loss of credit; and prejudgment and postjudgment interest, costs and attorney's or other professional advisor's fees. Subject to the foregoing exceptions, this definition further includes, BUT IS NOT LIMITED TO, all elements of damages, all remedies and all claims, demands and causes of action including, WITHOUT LIMITATION, by statute, regulations, judicial decision. This definition does not include any claim for the enforcement of this Agreement:

c. "BarPoint" means Plaintiff/Counterdefendant BarPoint.com, Inc., and its agents, employees, officers, directors, shareholders, investors, business partners, representatives, attorneys, advisors, subsidiaries, affiliates, successors, principals, heirs and assigns, including, but in no way limited to, LoyaltyPoint, Inc. and Schoolpop, Inc.;

d "Cobrand Agreement" means the cobrand agreement for the licensing of the Services by either BarPoint, Inc. or its wholly owned subsidiary, Schoolpop, Inc., according to the standard terms of PriceGrabber's cobrand agreement (a copy of which has been provided to BarPoint on August 18, 2004) to be entered into on the Effective Date;

e. "Consideration" means, without limitation, the following:

a) the Settlement Payment;

 b) the Cobrand Agreement; and

 c) the Voluntary Stipulation of Dismissal;

f. "Dispute" means all events and occurrences arising as a result of f'riceGrabber's making. using, selling, offering for sale or otherwise providing the Services, whether such Services are offered or provided solely by PriceGrabber or by PriceGrabber under agreement with Partners (and includes, without limitation, the Litigation);

g. "Documents and Things" means all documents and things, materials, and software provided to a Party by the other Party relating to the Litigation and/or Dispute;

h. "Effective Date" means the last date on which this Agreement was executed by a Party (to the extent that the other Party has also executed the Agreement) as set forth on the attestation page below:

i. "Litigation" means the litigation styled Barpoint.com, Inc. v. PriceGrabber.com, LLC and PriceGrabber.com, Inc. originally filed in the United States District Court for the Southern District of Florida, Case No. 03-60943-CIV-Cooke/McAliley on May 23, 2003;

j. "Mediated Settlement Agreement"' means the mediated settlement agreement reached between the Parties on August 18, 2004 at the mediation conducted by Lawrence Major, Esq. and the terms contained therein;

k. "Parties" means both BarPoint and PriceGrabber;

1. "Partners" means those Persons that have licensed or are currently licensing, or will in :the future license Services or otherwise have entered into, or enter into an agreement(s) with PriceGrabber whereby PriceGrabber provided or provides Services, including, but in no way limited to, those Persons listed in Appendix A, attached hereto;

m. "Party" means either of BarPoint and/or PriceGrabber, respectively;

n. "Person" means, as the case may be, any individual, company, government entity, corporation, partnership, joint venture, association, business, organization or trust;

o. "PriceGrabber" means Defendants/Counterplaintiffs PriceGrabber.com, LLC and PriceGrabber.com, Inc., and their agents, employees, officers, directors, shareholders, members, investors, business partners, representatives, attorneys, advisors, subsidiaries (both domestic and foreign), affiliates, successors, principals, heirs and assigns;

p. "Proposed Confidentiality Stipulation" means the Confidentiality Stipulation proposed by PriceGrabber for adoption in the Litigation that was attached as Exh. A to PriceGrabber's Motion for Entry of Protective Order filed on July 20, and which both Parties agreed to comply with during the production and exchange of Documents and Things during the Litigation;

q. "Services" means the data, information, content. comparison shopping, shopping, advertising, and any other services previously offered by, currently offered by, and in the future offered by PriceGrabber to users (including the general public) through its Internet websites or through other media regardless of the method of interface to these services and websites including but in no way limited to, the Internet websites located at the URLs "www.pricegrabber.com"; "www.preciomania.com"; "www.precomania.com"; "ca.pricegrabber.com"; "www.atpgw.com", "uk.pricegrabber.com" and "www.bottomdollar.com";

r. "Settlement Payment" means the payment of Two Hundred and Twenty-five Thousand United States Dollars ($225,000.00) by PriceGrabber to BarPoint;

s. "Voluntary Stipulation of Dismissal" means the Voluntary Stipulation of Dismissal with prejudice of all claims and counterclaims in the Litigation;

t. In this Agreement, the singular includes the plural and the plural includes the singular, likewise the disjunctive includes the conjunctive and the conjunctive includes the disjunctive.

TERMS AND CONDITIONS

1. PriceGrabber hereby agrees to make the Settlement Payment within ninety-six (96) hours of the Effective Date by wire transfer according to instructions to be provided by BarPoint;

2. PriceGrabber and BarPoint agree to enter into the Cobrand Agreement within ten (10) days of the Effective Date;

3. The Parties agree to file the Stipulation of Voluntary Dismissal within two (2) business days of receipt of the Settlement Payment by BarPoint;

RELEASES AND COVENANTS NOT TO SUE

4. To the maximum extent permitted by applicable law, BarPoint hereby absolutely and forever releases, acquits and discharges PriceGrabber from All Claims that have accrued to BarPoint as of the Effective Date;

5. BarPoint agrees not to initiate, or cause to be initiated, at anytime any civil, criminal, or administrative actions or proceedings of any nature worldwide against PriceGrabber arising in any way out of the '554 Patent, including any continuations, continuations-in-part, reissues, reexaminations, extensions substitutes and divisionals of the '554 Patent in the United States or any foreign country, including, without limitation, any patents that may issue from pending patent applications, including the foreign applications with the following numbers: EP 1192563, AU3215000, and JP2002536722;

6. To the maximum extent permitted by applicable law, BarPoint hereby absolutely and forever releases, acquits and forever discharges the Partners from All Claims that have accrued to BarPoint prior to the Effective Date for any conduct relating in any way to the Dispute;

7. BarPoint agrees not to initiate, or cause to be initiated, at any time any civil, criminal, or administrative actions or proceedings arising in any way out of the '554 Patent against the Partners, in the United States or any foreign country, for any conduct relating in any way to the Dispute. For the avoidance of doubt, the covenant in this Para. 7 shall only extend to the making, using, offering to sell, provision, display, reproduction, use, sale, distribution, and/or license of the Services to or in conjunction, association, partnership or under contract with Partners and not to any other independent activities conducted by the Partners;

8. To the maximum extent permitted by applicable law, PriceGrabber hereby absolutely and forever releases, acquits and forever discharges BarPoint from All Claims that have accrued to PriceGrabber prior to the Effective Date;

9. PriceGrabber agrees not to initiate, or cause to be initiated, at any time any civil, criminal, or administrative actions or proceedings worldwide of any nature whatsoever against BarPoint relating to the '554 Patent, including any continuations, continuations-in-part, reissues, reexaminations. extensions, substitutes and divisionals of the '554 Patent in the United States or any foreign country including, without limitation, any patents that may issue from pending patent applications, including; the foreign applications with the following numbers: EPl192563, AU3215000, and JP2002536722;

10. Notwithstanding the foregoing, the provisions to Paras, 4 through 9 supra shall in no way restrict the Parties from complying with the obligation to file the Stipulation for Voluntary Dismissal in Para. 3 supra;

11. In the event that BarPoint is uncertain, and needs clarification, whether an entity is a Partner, PriceGrabber agrees to respond to any requests from BarPoint providing the specific corporate identity or name of the entity with which PriceGrabber has contracted within seven (7) days of the request date.

SUFFICIENCY OF CONSIDERATION

12. The Parties acknowledge the sufficiency of the Consideration by signing this Agreement, and further agree that the Consideration is accepted, without limitation, in full and final settlement of All Claims as set forth in Paras. 4 through 9 supra and for entry into all terms of this Agreement as set forth herein;

NON-DISPARAGEMENT

13. The Parties agree to refrain from disparaging each other in any utterance, writing or other form of communication and shall communicate with reference to each other only in truthful and respectful terms at all times from the Effective Date and thereafter;

CONFIDENTIALITY

14. This Agreement, including its terms and Appendix A, are to be kept strictly confidential by the Parties and shall not be provided to any third party for any reason whatsoever, other than to each Party's legal advisors in the ordinary course of business and to financial advisors as required in taking advice or as strictly necessary to comply with applicable law, including SEC filings and requirements, except upon the prior express written authorization by both of the Parties. Notwithstanding any of the foregoing, PriceGrabber may provide the terms of the Agreement set forth in Paras. 6 and 7 supra to the Partners to the extent that a Partner(s) makes inquiries of PriceGrabber about the Litigation or PriceGrabber becomes aware of any law suit or legal proceeding initiated by BarPoint against a Partner(s) involving the ‘554 Patent and the Services. BarPoint acknowledges and agrees that the provision by PriceGrabber of the Voluntary Stipulation of Dismissal to any Person shall not constitute a breach of this Para. 14. Notwithstanding the foregoing, if either of the Parties have been requested or are required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process in connection with either a civil matter or a request of a state or federal government agency) to disclose any of the terms of the Agreement, for period of seven (7) years from the Effective Date, that Party will be under an obligation to promptly notify the other Party of such request(s) so that the other Party may seek an appropriate protective order or waive its compliance with the provisions of this Agreement. For a period of seven (7) years from the Effective Date, the Party to which such request is made warrants that it will cooperate fully (at the other Party's expense, and in compliance with all applicable laws rules and regulations) with the other Party in seeking any such protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, the Party to which such request is made is, nonetheless, compelled to disclose any of the terms of the Agreement or else stand liable for contempt or suffer other censure or penalty, the Party may disclose such information pursuant to such request or requirement without liability hereunder. Notwithstanding the foregoing, terms of this Agreement do not have to be kept strictly confidential to the extent that those specific terms become generally available to the public other than as a result of an unauthorized disclosure by either of the Parties or a Partner(s) in violation of the Agreement or otherwise unauthorized disclosure as the result, directly or indirectly, of the negligent or careless act and/or omission by/of either Party or a Partner. Each Party agrees to use its best efforts to not undertake any action (or omission) that would result in any connection being made, whether overtly or by implication, between any term of this Agreement and the other Party in any document required to be filed and/or published by a Party.

RETURN OF DOCUMENTS AND THINGS

15. Within seven (7) days of the Effective Date, each Party agrees to return to the other (or their respective attorneys) all Documents and Things. Each Party agrees that it shall not make and/or retain any originals or copies of any Documents and Things, except for copies of any Documents and Things that either constitute legal documents or that were attached to legal documents in each case that were served on a Party in this Litigation or that were filed with the Court, so long as those Documents and Things were served or filed in accordance with the terms of the Proposed Confidentiality Stipulation;

GOVERNING LAW

16. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and otherwise in accordance with the laws of the United States of America, in each case without reference to its provisions on conflicts of laws;

17. The Parties hereby submit to the jurisdiction of, and waive any venue objection to, the United States District Court for the Southern District of Florida or any court in and for Miami-Dade County, Florida in any litigation arising out of this Agreement;

ENTIRE AGREEMENT

18. This Agreement contains the ENTIRE AGREEMENT between the Parties hereto with the exception of the Cobrand Agreement. The terms of this Agreement are contractual and not a mere recital, and supercede any and all oral and written arrangements or agreements and represent the entire understanding and agreement of the Parties;

REPRESENTATIONS AND WARRANTIES

19. The Parties represent that they are duly authorized by all necessary corporate actions to enter into this Agreement on behalf of BarPoint and PriceGrabber, that they possess all legal authority to perform all material obligations in accordance with this Agreement, and BarPoint and PriceGrabber freely and voluntarily enter into this Agreement;

NOTICE

20. Any and all notices, demands or communications required to be given hereunder shall be in writing and sent by courier or by facsimile to BarPoint at:

LoyaltyPoint, Inc.

Attention: President

3885 Crestwood Parkway

Suite 550

Duluth, Georgia 30096

Tel.: (770) 638-5101

Fax: (678) 623-3334

And to PriceGrabber at:

PriceGrabber.com, LLC

Attention: General Counsel

10441 Jefferson Boulevard, Suite 200

Culver City, California 90232

Tel.: (310) 736-0030

Fax: (310) 736-0040

21. Each such notice, demand or other communication shall be effective: (a) if given by facsimile, when such copy is transmitted to the fax number specified in Para. 20 and mailed to the above address through US post office; (b) if given by courier, three (3) business days after such communication is deposited with the courier; or (c) if given by any other means, when delivered at the address specified in Para. 20;

22. Any Party may, by notice given as provided herein, change the address(es) and/or addressee to which such notices and communications to it are to be delivered;

MISCELLANEOUS

23. The Parties further state that they have carefully read the Agreement and know the contents thereof; and acknowledge that they have signed the Agreement as/by their own free act. The Parties have also had the opportunity to consult with counsel with respect to their rights and obligations pursuant to this Agreement;

24. The rights and duties under this Agreement are not assignable or delegable without the prior express written consent of each Party or, in the case of the terms contained in Paras. 6 and 7 supra, by the Partner, except that any Party or Partner may, without the other Party's or the Partner's consent, assign their rights and duties under this Agreement, and in the case of Partners such rights shall automatically assign, to any purchaser(s) of all or substantially all of that Party's or Partner's assets or to any successor(s) of such Party or Partner by way of merger, consolidation or similar transaction or business reorganization. It is acknowledged and understood that in the event of any such assignment(s), the covenants contained in Paras. 5 and 7 shall only extend to the making, using, offering to sell, provision, display, reproduction, use, sale, distribution, and/or license of the Services (whether or not in conjunction with a Partner(s)) and not to any other activities conducted by any such purchaser(s) and/or successor(s). Subject to the foregoing, this Agreement shall be binding upon, enforceable by, and inure to the benefit of the Parties and Partners and their respective successors and assigns.

25. This Agreement may be executed in two counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date) set forth below.

BARPOINT.COM, INC. and	PRICEGRABBER.COM, LLC and
LOYALTYPOINT, INC.	PRICEGRABBER.COM, INC.

/s/ Paul Robinson	/s/ Kamran Pourzanjani
Paul Robinson	Kamran Pourzanjani
CEO, BarPoint.com, Inc,	for and on behalf of both
3855 Crestwood Parkway	PriceGrabber.com, LLC and
Suite 550	PriceGrabber.com, Inc.
Duluth, Georgia 30096	10441 Jefferson Boulevard
Suite 200
Culver City, California 90232

Date: 9/23/04	Date 9/22/04

APPENDIX A

Techbargains.com

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Mexico Web

DVD Talk

Productopia

ConsumerReview

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Gamers.com

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8wire

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PCWorld

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Juno

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CDROM-Guide.com

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MegaGames

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RottenTomates – RT

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Fool.com

PCMag

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exact.com

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netgear.pricegrabber.com endcap

Watson.com

dpchallenge.com

nextgadget.com

Macreviewzone.com

Hardwarereview.com

Smartpages.com

Viperlair.com

CDRLabs.com

Ask3 results

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wizmall.com

pcemag.com

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myrebates.com

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Sound and Vision Magazine

eCoupons.com

Techiwarehouse.com

OverClockersRip. net

PaImInfoCenter.com

designtechnica.com

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zipido.com

copernicmeta.com

popyard.org

gamewinners.com

the-digital-picture.com

terra.com

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digi.com

pinnaclesys.com

vgpro.com

pcoverload.com

xboxusersgroup.com

pocketpcpassion.com

williamhung.net

averatec.com

search4hardware.pricegrabber.com

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hwhell.com

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music.com – spanish

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pcperspective.com

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fica.com

proxum.com

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jetbar.com

HotHardware

hometheaterspot.com

witi4ll

music.com

Creative Labs

bizreport.com

benq

dink

about.com

linspire.com

dvdangle.com

mobilepc.com

gottadeal.com

backchina.com

LanBox-PT 2

dvdspot.com

smartcomputing.com

pctoday.com

cetips.com

computerpoweruser.com

mp3hq.com

canon.com channel engine

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aperionaudio.com

dealslist.com

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SkyBox.net

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SkyBox.net ENG

OSTG.com

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